Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-148323 of Center Bancorp, Inc. of our report dated June 28, 2012, appearing in this Annual Report on Form 11-K of the Union Center National Bank 401(k) Profit Sharing Plan for the year ended December 31, 2011.

/s/ ParenteBeard LLC

Reading, Pennsylvania
June 28, 2012